UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2026

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street, Austin, TX 78701

(Address of principal executive offices) (Zip Code)

(209) 651-0172

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2026, Digital Brands Group, Inc. (the “Company”), entered into those certain letter agreements (collectively, the “Agreement”) with certain existing holders (the “Holders”) of Common Share Purchase Warrants (the “Existing Warrants”) previously issued by the Company to the Holders in an offering pursuant to that certain Registration Statement Form S-1, which was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on February 11, 2025 (File No.: 333-284508) (the “Existing Registration Statement”). The Existing Warrants expire by their terms on February 17, 2026, and have an exercise price of $0.66 per share. As of immediately prior to entering into the Agreement, the Holders collectively held 12,000,000 Existing Warrants.

Pursuant to the Agreement, the Holders’ collectively agreed to exercise (i) upon entry into the Agreement, 2,365,968 of the Existing Warrants at an exercise price of $0.66 per share upon entry into the Agreement and (ii) on or prior to June 17, 2026, 9,634,032 New Warrants (as defined below) at an exercise price of $0.66 per share. The Holders exercised of an aggregate amount of 2,365,968 Existing Warrants resulted in aggregate proceeds to the Company of approximately $1.54 million.

In consideration for the Holders’ agreement to exercise and exchange certain Existing Warrants as set forth in the Agreement, the Company agreed to issue to the Holders new Common Share Purchase Warrants (the “New Warrants”), which New Warrants upon entitle the Holders’ thereof to purchase up 9,634,032 shares of the Company’s common stock (the “Common Stock”) by June 17, 2026 at an exercise price of $0.66 per share. Except for the expiration date, the New Warrants are substantially similar to the Existing Warrants in all material respects and in substantially the form attached as Annex B to the Agreement. Pursuant to the Agreement, to the extent the issuance of New Warrants would cause a Holder to beneficially own in excess of 4.99% (the “Blocker”) of the issued and outstanding shares of Common Stock, the Holder will, in lieu of New Warrants, receive new Pre-Funded Common Share Purchase Warrants (the “New Pre-Funded Warrants” and together with the New Warrants, the “New Securities”), exercisable for Holder to acquire the amount of shares of Common Stock that would otherwise be issued to Holder pursuant to New Warrants but for the Blocker as directed by the Holder.

In addition, the Company agreed to register the shares of Common Stock issuable upon conversion of the New Securities (the “New Warrant Shares”) for resale pursuant to a Registration Statement on Form S-3, which is to be initially filed by the Company by February 27, 2026 (the “New Registration Statement”). The New Securities and New Warrant Shares will be issued to the Holders as restricted securities with appropriate restrictive legends and will not be available for resale by the Holders unless and until the New Registration Statement is declared effective by the Commission or the New Warrant Shares are available for resale by the Holder to an applicable exemption. The shares of Common Stock issuable to the Holders upon exercise of the Existing Warrants will remain available for resale pursuant to the Existing Registration Statement.

The Agreement provides customary representations, warranties, and covenants of the Company and the Holders. The foregoing description of the Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the form of Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) with regard to the offer and sale of the New Securities pursuant to the Agreement is incorporated herein by reference. The New Securities, including the New Warrant Shares issuable upon exercise of the New Securities, issued and sold under the Agreement as described in Item 1.01 of this Current Report were offered and sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws’ Change in Fiscal Year.

In connection with the Company’s reincorporation of the Company from the State of Delaware to the State of Nevada (the “Reincorporation”), which Reincorporation became effective on December 29, 2025, on February 13, 2026, the Company filed that certain Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the “Series D COD”) with the Nevada Secretary of State. The foregoing description of the Series D COD does not purport to be a complete description and is qualified in its entirety by reference to the Series D COD, which is filed herewith as Exhibit 3.1 and is incorporated by reference into this Item 3.03.

Item 7.01 Regulation FD Disclosure.

On February 17, 2026, the Company issued a press release announcing Agreement.

The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information included in this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock
10.1	Form of Letter Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Dated: February 17, 2026	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer